                                                                   EXHIBIT 10.15



                  AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

Amendment Number One ("Amendment No. 1"), made and entered into as of the 28th day of April, 1997 by and between PennCorp Financial Group, Inc., a Delaware corporation (together with its successors and assigns permitted under the Agreement (as hereinafter defined), the "Company"), and Steven W. Fickes (the "Executive").

  WHEREAS, the Company and the Executive are parties to an Employment Agreement made and entered into as of the 7th day of June, 1996 (the "Agreement"); and

  WHEREAS, due to a clerical error, the Exercise Price Per Share for each tranche of the option granted to the Executive as stated in Section 6 of the Agreement is incorrect; and

  WHEREAS, the Company and the Executive wish to amend the Agreement to reflect the correct Exercise Price Per Share of each tranche of the option granted to the Executive;

  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

1. Section 6 of the Agreement is hereby deleted in its entirety and the following inserted in its place instead:

         6.      Long-Term Incentive Award.

                 Provided that the Stock Plan is approved by the Company's shareholders, the Executive shall participate in the Stock Plan and shall be granted under the Stock Plan, as of the Effective Date, an option to purchase 559,000 shares of Stock. The option shall be divided into four tranches as set forth below:

                                      Number of Shares of           Exercise Price
         Tranche                  Stock Underlying Tranche             Per Share
         --------                 ------------------------          --------------
              1                            250,000                    28.875
              2                            103,000                    31.762
              3                            103,000                    34.939
              4                            103,000                    38.404

                 Twenty-five percent of each tranche shall become exercisable
                 (vest) on the first four anniversaries of the Effective Date and the option shall expire on the fifth anniversary of the Effective Date.

2. All terms used in this Amendment No. 1 shall have the same meaning as in the Agreement.

3. Except as modified in this Amendment No. 1, all other terms and provisions of the Agreement remain in full force and effect and unchanged.

4.       This Amendment No. 1 may be executed in two or more counterparts.

  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

PENNCORP FINANCIAL GROUP, INC.


By:                                                  By:
   --------------------------------------------         ------------------------
         Scott D. Silverman                              Steven W. Fickes
         Senior Vice President, General Counsel
         and Secretary

By:
   --------------------------------------------
         Kenneth Roman
         Chairman Compensation
         Committee